EXECUTION

SERVICING AGREEMENT
between

BAYVIEW FINANCIAL, L.P.
as Owner

and

BAYVIEW LOAN SERVICING, LLC
as Servicer

Dated as of November 1, 2006

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ARTICLE VIII INDEPENDENCE OF PARTIES; INDEMNIFICATION; SURVIVAL		26
8.1	Independence of Parties	26
8.2	Indemnification	26
8.3	Indemnification by Bayview	27
8.4	Procedure for Indemnification	27
8.5	Survival	28
ARTICLE IX COMPLIANCE WITH REGULATION AB		28
9.1	Intent of the Parties; Reasonableness	28
9.2	Additional Representations and Warranties of the Servicer	29
9.3	Information to be Provided by the Servicer	29
9.4	Servicer Compliance Statement	32
9.5	Report on Assessment of Compliance and Attestation	32
9.6	Indemnification; Remedies	33
ARTICLE X MISCELLANEOUS		35
10.1	Changes in Practices	35
10.2	Assignment of Servicing; Use of Subservicers and Subcontractors	35
10.3	Rights of Master Servicer and Trustee	38
10.4	Prior Agreements	38
10.5	Entire Agreement	38
10.6	Invalidity	38
10.7	Effect	38
10.8	Applicable Law	38
10.9	Notices	38
10.10	Waivers	39
10.11	Binding Effect	39
10.12	Headings	39

EXHIBITS
EXHIBIT I	Loans to be Serviced
EXHIBIT II	Investor Reports
Default Reports
Realized Loss Reports
EXHIBIT III	Commercial Loans
EXHIBIT IV	Bayview Servicing Guidelines
EXHIBIT V	Pooling and Servicing Agreement
EXHIBIT VI	Form of Annual Certification
EXHIBIT VII	Servicing Criteria to be Addressed in Assessment of Compliance

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This SERVICING AGREEMENT is made as of the 1st day of November, 2006 by and between Bayview Financial, L.P. (“Bayview”), and Bayview Loan Servicing, LLC (herein, the “Servicer”).

RECITALS:

WHEREAS, the Mortgage Loans have been transferred to U.S. Bank National Association, as trustee (the “Trustee”) in connection with a securitization transaction pursuant to a pooling and servicing agreement dated as of November 1, 2006 (the “Pooling and Servicing Agreement”), among Bayview Financial Securities Company, LLC, as depositor (the “Depositor”), the Trustee and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer;” such term shall include its successors and assigns);

WHEREAS, each of Bayview and the Servicer desires that the Servicer perform certain servicing functions on behalf of the Certificateholders, with respect to the Mortgage Loans pursuant to this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1  Certain Defined Terms.

For purposes of this Agreement, each of the following terms shall have the meaning specified with respect thereto.

“Agreement” shall mean this Servicing Agreement as the same may be from time to time amended.

“Ancillary Income” shall include, but not be limited to late fees, late charges, not sufficient funds fees, satisfaction fees, assumption and modification fees and interest on Custodial Accounts. Ancillary Income shall not include any prepayment premiums or yield maintenance payments.

“Applicable Requirements” shall mean, as of the time of reference, all of the following: (i) all Mortgage-related obligations of Bayview, including without limitation those contractual obligations of Bayview or the Servicer contained in this Agreement or in the Mortgage documents for which Bayview is responsible; (ii) all applicable Mortgage-related federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) binding upon Bayview or the Servicer; (iii) all applicable Mortgage-related requirements and guidelines of (1) each governmental agency, board, commission, instrumentality and other governmental body or office having jurisdiction, including without limitation those of FHA, FNMA, HUD and VA, and (2) any private mortgage insurance companies; (iv) all other applicable judicial and administrative judgments, orders, stipulations, awards, writs and injunctions; and (v) generally accepted servicing customs and practices of the mortgage servicing industry.

“Certificates” shall mean the Bayview Financial Mortgage Pass-Through Trust 2006-D Mortgage Pass-Through Certificates, Series 2006-D.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commercial Mortgage Loan” means each Mortgage Loan secured by commercial property (or by mixed residential/commercial or multifamily residential property), as identified on Exhibit III hereto.

“Commission” shall mean The United States Securities and Exchange Commission.

“Determination Date” shall mean the 15th day of each month or, if such day is not a Business Day, the immediately preceding Business Day.

“Directly Operate” shall mean, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury Regulation Section 1.512(b)-1(c)(5)) customarily provided to the tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business, in each case other than through an Independent Contractor; provided, however, that the Servicer shall not be considered to Directly Operate an REO Property solely because the Servicer establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs (of the type that would be deductible under Section 162 of the Code) or capital expenditures with respect to such REO Property or take other activities consistent with Section 1.856-4(b)(5)(iii) of the Treasury Regulations.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fannie Mae” or “FNMA” shall mean the Federal National Mortgage Association.

“FHA” shall mean the Federal Housing Administration.

“Final Recovery Determination” shall mean with respect to any defaulted Mortgage Loan or any REO Property, a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records and furnish to the Master Servicer (no later than the Servicer Remittance Date) a certificate signed by a Servicing Officer of the Servicer, of each Final Recovery Determination.

“Freddie Mac” or “FHLMC” shall mean the Federal Home Loan Mortgage Corporation.

“Ginnie Mae” or “GNMA” shall mean the Government National Mortgage Association.

“HUD” shall mean the U.S. Department of Housing and Urban Development.

“Independent Contractor” shall mean (i) any Person (other than the Servicer) that would be an “independent contractor” within the meaning of Section 856(d)(3) of the Code if the Servicer were a real estate investment trust (except that the ownership tests set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any class, or 35% or more of the aggregate of all classes of the Certificates), so long as the Servicer does not receive or derive any income from such Person and provided that the relationship between such Person and the Servicer is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Servicer has received an Opinion of Counsel, which Opinion of Counsel shall be an expense of the Servicer, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Mortgage,” “Mortgage Loans,” “mortgages,” “loan” or “loans” shall mean fixed or adjustable rate loans, installment sale contracts, security deeds, trust deeds, deeds of trust and related loan documents relating to fixed or adjustable rate loans which comprise the mortgage loans identified on Exhibit I.

“Mortgagor” or “Mortgagors” shall mean the mortgagors, grantors of installment sale contracts, grantors of security deeds, grantors of trust deeds and deeds of trust, and the grantors of any Mortgages.

“Owner” shall mean Bayview Financial, L.P. and its successors and assigns.

“P & I” shall mean principal and interest.

“Prepayment Interest Shortfall” shall mean, as of any Distribution Date, the excess of (x) the interest portion of the Monthly Payments due on any Mortgage Loans during the related Due Period that were the subject of a Prepayment in Full during the related Prepayment Period over (y) the aggregate amount of interest paid by related Mortgagors in respect of the amounts of such Prepayments in Full and any other amounts allocable to interest received from the Mortgagor that are distributable on such Distribution Date.

“Primary Mortgage Insurance” means any policy of primary mortgage insurance.

“Reconstitution Agreements” shall mean all applicable agreements executed in connection with such Securitization Transaction that govern the servicing and administration of the Mortgage Loans (and any agreements and other documents incidental thereto, including officer’s certificates).

“Regulation AB” shall mean Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“REMIC” shall mean a Real Estate Mortgage Investment Conduit, as defined in the Code.

“Rents from Real Property” shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term “rents from real property.”

“REO Account” shall have the meaning assigned thereto in Section 2.8(b) hereof.

“REO Disposition” shall mean the final sale of any REO Property.

“REO Imputed Payment” shall mean, as to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, an amount equal to the scheduled Monthly Payment that would have been due on the related Mortgage Loan were such Mortgage Loan still outstanding, after giving effect to any adjustment of the Mortgage Rate, if applicable; provided, however, that the Servicer shall not be obligated to advance any balloon payment that would have been due on the related Mortgage Loan, but shall continue to advance the Monthly Payment in respect thereof in accordance with the amortization schedule of such Mortgage Loan.

“REO Property” shall mean Loan Collateral acquired by the Servicer through foreclosure, deed-in-lieu of foreclosure or otherwise in connection with a defaulted Mortgage Loan.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization Transaction” shall mean any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

“Servicer” shall mean Bayview Loan Servicing, LLC or any successor or permitted assign under the terms of this Agreement.

“Servicer Information” shall have the meaning set forth in Section 9.6(a)(i)(A) of this Agreement.

“Servicer Remittance Date” shall mean the 24th day of each month or, if such day is not a Business Day, the immediately preceding Business Day, commencing in November 2006.

“Servicing Criteria” shall mean the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Entity” shall have the meaning set forth in Section 9.3(a).

“Servicing Fee” shall have the meaning assigned thereto in Section 4.1 hereof.

“Servicing Standard” shall have the meaning assigned thereto in Section 2.1 hereof.

“Subcontractor” shall mean any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

“Subservicer” shall mean any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

“T & I” shall mean taxes and insurance.

“VA” shall mean the Veterans Administration.

1.2  Other Definitional Provisions.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement, a copy of which is attached hereto as Exhibit V.

ARTICLE II
AGREEMENTS OF THE SERVICER

2.1  General.

The Servicer shall service and administer the Mortgage Loans on behalf of the Trustee in accordance with Applicable Requirements, the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i)  any relationship that the Servicer or any Affiliate of the Servicer may have with the related Mortgagor;

(ii)  the ownership of any Certificates by the Servicer or any Affiliate of the Servicer;

(iii)  the Servicer’s obligation to make Delinquency Advances or Servicing Advances; or

(iv)  the Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

The standards set forth in the immediately preceding sentence shall be referred to herein as the “Servicing Standard.”

Notwithstanding anything to the contrary in this Agreement, to the extent that rights and obligations of Bayview hereunder are terminated by the Master Servicer pursuant to Section 5.2, the Servicer shall assume such rights and obligations as if, for such purpose, it were Bayview.

2.2  Collection of Mortgage Loan Payments.

The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures for all Mortgage Loans that are consistent with the Servicing Standard. The Servicer may, consistent with the Servicing Standard, waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if such waiver, modification, postponement or indulgence is not material and provided that no such action will (A) change the Mortgage Rate on any Mortgage Loan, (B) defer or forgive the payment of principal or interest of any Mortgage Loan, (C) reduce or increase the outstanding principal balance of the Mortgage Loan (except for actual payments of principal) or (D) change the final maturity date of any Mortgage Loan, unless the Servicer has determined, after consultation with its counsel, that such a modification would not be treated as a “substantial modification” that would cause a deemed exchange under Section 1001(a) of the Code or applicable temporary or final regulations thereunder at any time when the Mortgage Loan is held by any REMIC created pursuant to the Pooling and Servicing Agreement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the Servicing Standard, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, defer or forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the principal balance in final satisfaction of such Mortgage or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor if in the Servicer’s determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action). In addition, if the Mortgage Rate with respect to any Mortgage Loan is subject to adjustment at the option of the holder of the Mortgage Note, the Servicer shall not exercise such option.

2.3  Procedure.

Until the principal and interest of each Mortgage Loan is paid in full, unless this Agreement is sooner terminated pursuant to the terms hereof, and subject to all Applicable Requirements, the Servicer shall:

(a)  Collect applicable payments of principal, interest and applicable deposits for taxes, assessments and other public charges that are generally impounded, hazard insurance premiums, flood insurance premiums as required, FHA insurance or primary mortgage insurance premiums, optional insurance premiums, and all other items, as they become due.

(b)  Accept payments of principal and interest and impound deposits in accordance with the Mortgage Loan instruments. Deficiencies or excesses in payments or deposits shall be accepted and applied, or accepted and unapplied, or rejected in accordance with the requirements of HUD and VA, with respect to FHA and VA mortgages, respectively, and in accordance with the provisions of conventional mortgage loan instruments with respect to conventional loans.

(c)  Apply all installments and impound deposits collected from the Mortgagor, and maintain permanent mortgage account records capable of producing, in chronological order: the date, amount, distribution, installment due date or other transactions affecting the amounts due from or to the Mortgagor and indicating the latest outstanding balances of principal, impound deposits, advances, and unapplied payments.

(d)  Establish and maintain one or more accounts (collectively, the “Custodial Account”), entitled “Bayview Loan Servicing, LLC, as servicer for U.S. Bank National Association, as Trustee for Bayview Financial Mortgage Pass-Through Certificates, Series 2006-D.” The Custodial Account shall be an Eligible Account. The Servicer will be required to deposit into the Custodial Account no later than the second Business Day after receipt all proceeds of Mortgage Loans received by the Servicer, less its servicing compensation and other withdrawals to the extent permitted by this Agreement and to remit such proceeds to the Master Servicer for deposit in the Collection Account not later than the Servicer Remittance Date. Funds in the Custodial Account may be invested only in Eligible Investments in accordance with the provisions set forth in Section 2.3(m) hereof. The Servicer shall give notice to the Master Servicer and the Trustee of the location of the Custodial Account maintained by the Servicer when established and prior to any change thereof. The Servicer shall, from time to time, make withdrawals from the Custodial Account for any of the following purposes: (i) to remit to the Master Servicer for deposit in the Collection Account in the amounts and in the manner set forth in Section 2.5(a); (ii) to reimburse the Servicer for Delinquency Advances, but only to the extent of amounts received which represent late collections, Insurance Proceeds and Liquidation Proceeds (net of the related Servicing Fees) on Mortgage Loans with respect to which such Delinquency Advances were made; (iii) to pay the Servicer any unpaid Servicing Fees and reimburse any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any late collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan (provided, however, that if, in the good faith business judgment of the Servicer, any unreimbursed Servicing Advance will not be ultimately recoverable from related late collections, Liquidation Proceeds or Insurance Proceeds on such Mortgage Loan (which determination shall be evidenced by an Officer’s Certificate of the Servicer delivered to the Master Servicer), then withdrawal from the general funds in the Custodial Account, without regard to the limitation set forth above, will be permitted); (iv) to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Remittance Date any interest or investment income earned on funds deposited in the Custodial Account; (v) to pay to the Servicer or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to the Pooling and Servicing Agreement, all amounts received thereon subsequent to the date of purchase or substitution, as the case may be; (vi) to reimburse the Servicer for any Advance previously made which the Servicer has determined to be a Non-Recoverable Advance; (vii) to withdraw any amounts deposited to the Custodial Account in error; and (viii) to clear and terminate the Custodial Account. Notwithstanding the foregoing, the Servicer shall not withdraw any amounts relating to Servicing Advances that were advanced by Bayview prior to the Cut-off Date (“Owner Advances”), but shall remit such amounts to the Master Servicer pursuant to Section 2.5(a).

(e)  [Reserved].

(f)  Establish and maintain one or more accounts (the “Servicing Accounts”) into which all collections from the Mortgagors for the payment of taxes, assessments, hazard insurance premiums, and comparable items for the account of the Mortgagors (“Escrow Payments”) shall be deposited and retained. The Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit in the Servicing Accounts on a daily basis, and retain therein, all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Servicer out of related collections for any advances made pursuant to paragraph (g) (with respect to taxes and assessments) and paragraph (j) (with respect to hazard insurance); (iii) refund to the Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to the Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Agreement. As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. As applicable, the Servicer will determine the amount of deposits to be made by the Mortgagors and will furnish to each Mortgagor, at least once a year, an analysis of the escrow/impound account, all in accordance with the Servicing Standard.

The Servicer shall be responsible for monitoring and reconciling the Custodial Account in accordance with industry standards. The Servicer shall attempt to promptly resolve any discrepancies and shall be responsible for all expenses and consequences for failure to reconcile and resolve such discrepancies.

(g)  Maintain accurate records reflecting the status of taxes, ground rents and other recurring charges generally accepted by the mortgage servicing industry, which would become a lien on the Mortgaged Property. For all Mortgage Loans providing for the payment to and collection by the Servicer of impound deposits for taxes, ground rents or such other recurring charges, the Servicer shall remit payments for such charges before the later of (i) any penalty date and (ii) 30 days after the servicing transfer of such Mortgage Loan to the Servicer. The Servicer assumes responsibility for the timely remittance of all such payments and will hold harmless and indemnify Bayview, the Depositor, the Master Servicer and the Trustee from all penalties, loss or damage resulting from the Servicer’s failure to discharge said responsibility subsequent to delivery of servicing to the Servicer.

(h)  In accordance with the standards of the preceding paragraph, advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to paragraph (d). Servicing Advances incurred by the Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Mortgaged Property shall be recoverable by the Servicer to the extent described herein.

(i)  Maintain in full force and effect at all times, and comply with the terms of, existing FHA mortgage insurance, VA guarantees or Primary Mortgage Insurance, as applicable, in accordance with the type of Mortgage, and will assume responsibility for the remittance of the premiums thereon. The Servicer shall maintain any optional insurance as mutually agreed upon between the Servicer and Bayview. Optional insurance premiums, if any, will be collected monthly and remitted as collected. Additional set up costs, if any, associated with the optional insurance will be agreed upon between the Servicer and Bayview and will be the responsibility of Bayview.

(j)  Use its reasonable efforts in accordance with the Servicing Standard to cause the related Mortgagor to maintain for each Mortgage Loan (other than any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), and if the Mortgagor does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Non-Recoverable Advances) to the extent the Trustee as mortgagee has an insurable interest (A) fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (i) 100% of the then “full replacement cost” of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (ii) the outstanding principal balance of the related Mortgage Loan or such other amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed to be a co-insurer, and (B) such other insurance as provided in the related Mortgage Loan. The Servicer shall maintain fire and hazard insurance from an insurer having a General Policy Rating of “B” or better in Best’s Key Rating Guide (a “Qualified Insurer”) with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) 100% of the then “full replacement cost” of the improvements which are a part of such property or (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Rate and related Servicing Advances. The Servicer shall maintain, from a Qualified Insurer, with respect to each REO Property such other insurance as provided in the related Mortgage Loan. The Servicer shall require that all insurance policies required hereunder shall name the Servicer and its successors and assigns as the mortgagee, as loss payee and that all such insurance policies require that 30 days’ notice be given to the Servicer before termination to the extent required by the related Mortgage, Mortgage Note, or other Mortgage Loan documents.

(k)  Deposit into the Custodial Account any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration and repair of the related Mortgaged Property or amounts to be released to the Mortgagor in accordance with the terms of the related Mortgage). It is understood and agreed that no earthquake or other additional insurance other than flood insurance is to be required of any Mortgagor or to be maintained by the Servicer other than pursuant to the terms of the related Mortgage, Mortgage Note or other Mortgage Loan documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located in a federally designated special flood hazard area, the Servicer will use its reasonable efforts in accordance with the Servicing Standard to cause the related Mortgagor to maintain or will itself obtain (subject to the provisions of this Agreement concerning Non-Recoverable Advances) flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). If an REO Property is located in a federally designated special flood hazard area, the Servicer will obtain flood insurance in respect thereof providing substantially the same coverage as described in the preceding sentences. If at any time during the term of this Agreement a recovery under a flood or fire and hazard insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with the standards applied to Mortgaged Properties described herein, the Servicer shall either (i) immediately deposit into the Custodial Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the Servicing Standard; provided, however, that the Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer’s refusal or inability to pay a claim. Costs of the Servicer of maintaining insurance policies shall be paid by the Servicer as a Servicing Advance and shall be reimbursable to the Servicer. The Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under each related insurance policy in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

(l)  Approve the sale, assignment or other transfer of a Mortgaged Property, if the current borrower makes a request therefor, provided that the Servicer shall have received sixty (60) days’ prior written notice of the proposed transfer, no event of default under the related loan documents shall have occurred and be continuing, and the following additional criteria are satisfied.

(i)  the current borrower shall pay any and all fees and out-of-pocket costs incurred in connection with the transfer of the Mortgaged Property (including without limitation counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes);

(ii)  if applicable, the proposed transferee or its principals shall have demonstrated expertise in owning and operating properties similar in location, size and operation to the Mortgaged Property, which expertise shall be determined by the Servicer, in the Servicer’s sole discretion;

(iii)  the proposed transferee and its principals shall, as of the date of such transfer, have an aggregate net worth and liquidity acceptable to the Servicer, in the Servicer’s sole discretion;

(iv)  the proposed transferee shall assume all of the obligations of the current borrower under the related loan documents in all respects, including without limitation by entering into an assumption agreement in form and substance satisfactory to the Servicer (in the Servicer’s sole discretion) and, if applicable, shall execute in favor of the Trust a guaranty and an affidavit and indemnity of borrower and guarantor regarding hazardous and toxic materials;

(v)  no event of default under the related loan documents, or other event which, with the giving of notice, passage of time or both would constitute an event of default under the related loan documents, shall otherwise occur as a result of such transfer, and the proposed transferee and its principals shall deliver (A) all organization documentation requested by the Servicer, which shall be satisfactory to the Servicer (in the Servicer’s sole discretion) and (B) all certificates, agreements and covenants required by the Servicer; and

(vi)  the current borrower shall deliver, at its sole cost and expense, an endorsement to the existing title policy insuring the security instrument, as modified by the assumption agreement, as a valid first lien on the Mortgaged Property and naming the proposed transferee as owner of the Mortgaged Property, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Mortgaged Property shall not be subject to any additional exceptions or liens other than those contained in the title policy issued in conjunction with the related loan documents.

When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any “due-on-sale” clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if either (i) the “due-on-sale” clause, in the reasonable belief of the Servicer, is not enforceable under applicable law (the reasonableness of such belief shall be conclusively established by an Opinion of Counsel, which may be in-house counsel, to the foregoing effect obtained at the expense of the Servicer and delivered to the Trustee and the Master Servicer) or (ii) the Servicer determines that such enforcement would not be in the best economic interest of the Certificateholders. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as the Mortgagor and becomes liable under the Mortgage Note. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee a copy of the assumption or substitution agreement (indicating the Mortgage File to which it relates), which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required Monthly Payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

(m)  Eligible Investments.

(1)
The Servicer may direct any depository institution maintaining the Custodial Account to invest the funds in one or more Eligible Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Eligible Investments shall be held to maturity, unless payable on demand. Any investment of funds in a Custodial Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Custodial Account) over each such investment and the income thereon, and, upon the request of the Trustee or its agent, any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in a Custodial Account are at any time invested in an Eligible Investment payable on demand, the Trustee shall, at the direction of the Servicer:

(x)
consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Eligible Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)
demand payment of all amounts due thereunder promptly upon determination by the Servicer, or receipt of notice from the Master Servicer, that such Eligible Investment would not constitute an Eligible Investment in respect of funds thereafter on deposit in the Custodial Account.

(2)
The Servicer shall deposit in the Custodial Account, from its own funds, the amount of any loss incurred in respect of any such Eligible Investment made with funds in such account immediately upon realization of such loss.

(n)  With respect to a Mortgage Loan that contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms (i) provides that such Mortgage Loan (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such Mortgage Loan is included in the Trust Fund, and to the extent it has knowledge of such lien or other encumbrance, the Servicer, on behalf of the Trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan to (x) accelerate the payments thereon or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the Servicing Standard.

2.4  Other.

The Servicer shall be responsible for further safeguarding the Trustee’s interest in the property and rights under the Mortgage by:

(a)  Inspecting properties after the Mortgagor is sixty (60) days or more delinquent in the payment of any obligation under the Mortgage, and performing such other inspections as are consistent with the Servicing Standard.

(b)  Securing any property found to be vacant or abandoned, and advising Bayview and the Master Servicer of the status thereof.

(c)  Providing written or electronic notification to Bayview and the Master Servicer within five (5) Business Days of the Servicer’s receipt of notice or other awareness of any liens, bankruptcy, probate proceeding, tax sale, partition, local ordinance violation, condemnation or proceeding in the nature of eminent domain or similar event that would, in the Servicer’s reasonable judgment, impair the Trustee’s interest in the Mortgaged Property; and the Servicer shall take appropriate action to preserve the Trustee’s interest in the Mortgaged Property; with respect to junior liens, unless otherwise requested by the Trustee, the Servicer will not file requests for notification of any action to be taken against the Mortgagor by a senior lien holder under a senior lien and, until the junior lien is delinquent, shall not be required to notify any senior lien holder of the existence of the junior lien.

(d)  Providing written or electronic notification to Bayview and the Master Servicer within five (5) Business Days with respect to requests for partial releases, easements, substitutions, division, subordination, alterations, or waivers of security instrument terms; that would, in the Servicer’s reasonable judgment, impair the Trustee’s interest in the Mortgaged Property.

(e)  Providing written or electronic notification to Bayview and the Master Servicer, within five (5) Business Days of any change in ownership of the Mortgaged Property that would, in the Servicer’s reasonable judgment, impair the Trustee’s interest in such Mortgaged Property; and subject to the Servicing Standard, comply with all instructions from Bayview with respect to the acceleration or modification of the Mortgage Loan; the Servicer will forward all requests for loan assumption to Bayview immediately upon receipt. The Servicer will provide the initial paperwork necessary to obtain loan assumption information. This information will be forwarded to Bayview and the Master Servicer for approval and all necessary disclosures.

(f)  Maintaining in force at all times a blanket fidelity bond and a policy of errors and omissions insurance coverage that satisfy Fannie Mae requirements at the Servicer’s sole expense. Such coverage shall provide Bayview and the Trustee protection in liquidating a Mortgage Loan against any loss that can be attributed to damage to the property from a hazard or peril required to be insured pursuant to this Agreement and that otherwise would be insured but for the Servicer’s negligence in allowing insurance coverage to lapse or failing to keep a sufficient amount of insurance in force. The Servicer shall provide the Master Servicer with certificates evidencing such coverage.

(g)  Upon notice to the Master Servicer, disbursing insurance loss settlements, including:

(1)  Receiving reports of hazard insurance losses and assuring that proof of loss statements are properly filed;

(2)  Authorizing the restoration and rehabilitation of the damaged property;

(3)  Collecting, endorsing and disbursing the insurance loss proceeds and arranging for progress inspections and payments, if necessary;

(4)  Complying with the Servicing Standards pertaining to settlement of insurance losses; and

(5)  In general, attempting to assure that the priority of the Mortgage is preserved by complying with the Servicing Standard.

(h)  Upon notice to the Master Servicer, processing insurance drafts and loss settlements in the following manner:

(1)  Provided that the Mortgage Loan is current in all respects, the Servicer may endorse and deliver to the Mortgagor without prior inspection of the property and completion of repairs, settlements drafts for losses up to the amount of five thousand dollars ($5,000.00); and

(2)  With respect to settlement drafts for losses in excess of five thousand dollars ($5,000.00), the Servicer shall monitor the progress of the repairs to insure that the property is being restored in a satisfactory manner and will release funds in accordance with completed property inspection reports.

(i)  Notwithstanding anything to the contrary in this Agreement, the Servicer shall take all actions necessary under any applicable, FHA Insurance, VA Guaranty or any other Primary Mortgage Insurance Policy to receive all applicable proceeds from such policies or guaranties.

2.5  Accounting, Remittances and Trustee Reporting.

The Servicer shall:

(a)  On each Servicer Remittance Date, remit by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Custodial Account as of the close of business on the related Determination Date (net of (i) charges against and withdrawals from the Custodial Account permitted pursuant to this Agreement and, (ii) amounts relating to interest accrued and unpaid and principal due and unpaid prior to the Cut-off Date relating to the Mortgage Loans, as reduced by the amount of any forgiveness or reduction of delinquent payments by the Servicer (“Pre-Cut-off Date Amounts”), plus (b) (i) all Delinquency Advances, if any, which the Servicer is required to make pursuant to Section 2.10 and (ii) all Prepayment Interest Shortfall payments which the Servicer is required to make pursuant to Section 2.11 for the related Due Period, minus (c) (i) any amounts attributable to scheduled Monthly Payments of principal and interest received by the Servicer but due on a Due Date or Dates subsequent to the first day of the month in which the Servicer Remittance Date occurs and (ii) any prepayments in full or in part received subsequent to the last day of the month immediately preceding the month in which the Servicer Remittance Date occurs, which amounts shall be remitted on the Servicer Remittance Date next succeeding the Due Period for such amounts. In addition, on each Servicer Remittance Date, the Servicer shall remit to Bayview (i) any Pre-Cut-off Date Amounts collected during the related Due Period and (ii) any prepayment premiums or penalties or yield maintenance amounts collected during the related Due Period. Notwithstanding the foregoing provisions of this Section 5(a), the Servicer shall not remit to Bayview any Pre-Cut-off Date Amounts relating to any Liquidated Mortgage Loan until all amounts due and owing to the Trust on such Liquidated Mortgage Loan have been remitted to the Master Servicer. The Servicer shall remit the amounts described above by wire transfer of immediately available funds to the Master Servicer to the following account:

Wells Fargo Bank, N.A.
San Francisco California
ABA#: 121-000-248
SAS Clearing Account# 3970771416
FFC to: Bayview 2006-D
A/C: 50964400

(b)  Not accept any prepayment of any Mortgage Loan except as specified or authorized by the Servicing Standard and by the terms of the Mortgage Loan.

(c)  Upon payment of a Mortgage Loan in full and receipt from the Trustee or its agent of any documents or information necessary to effect such release, have prepared and file any necessary release or satisfaction documents, continue servicing of the loan pending final settlement, and refund any of the Mortgagor deposits.

(d)  Make applicable interest rate adjustments in compliance with the Servicing Standard and the related Mortgage Note. The Servicer shall execute and deliver all appropriate notices required by the Servicing Standard and the Mortgage Loan documents including but not by way of limitation, timely notification to the Master Servicer and Bayview, of applicable date and information regarding such interest rate adjustment, and methods of implementation of such interest rate adjustments and of all prepayments of any loan hereunder by the Mortgagor.

(e)  Perform such other customary duties, furnish copies of standard reports and execute such other documents in connection with its duties hereunder as Bayview, the Master Servicer and the Trustee from time to time reasonably may require. On the 14th day of each month (or the immediately preceding Business Day if the 14th day is not a Business Day) the Servicer shall deliver or cause to be delivered to the Master Servicer and Bayview on computer readable magnetic tape, diskette or other mutually agreeable format a report containing such information with respect to the Mortgage Loans as shall be mutually agreed upon by the Servicer and the Master Servicer including hard copies of the reports described in Exhibit II.

(f)  Provide Bayview with copies of any and all audit reports issued for the Trustee.

In the event Bayview, the Master Servicer or the Trustee requests the Servicer to provide special reports or data files or render other related services to either Bayview, the Trustee or any third party, the Servicer shall use its best efforts to provide said reports, data files, or related services. The Servicer shall thereupon bill the requesting party for the cost of such reports, data files or related services including related delivery costs, in accordance with a separate fee to be determined in advance by Bayview, the Master Servicer or the Trustee, as applicable, and the Servicer.

2.6  Delinquency Control.

The Servicer shall:

(a)  Be responsible for protecting the Trustee’s interest in the Mortgage Loans by dealing quickly and effectively, in accordance with established FNMA, VA or FHA collection guidelines, as applicable, (unless otherwise instructed by Bayview), with the Mortgagors who are delinquent or in default. The Servicer’s delinquent mortgage servicing program shall include an adequate accounting system which will immediately and positively indicate the existence of delinquent Mortgage Loans, a procedure that provides for sending delinquent notices, assessing late charges, and returning inadequate payments, and a procedure for the individual analysis of distressed or chronically delinquent loans;

(b)  Maintain a collection department and an on-line automated collection system that substantially complies with established FNMA, FHA or VA collection guidelines, as applicable; and

(c)  Provide Bayview and the Master Servicer with a month-end collection and delinquency report identifying and describing the status of any delinquent loans, and from time to time as the need may arise, provide Bayview and the Master Servicer with loan service reports relating to any items of information which the Servicer is otherwise required to provide hereunder, or detailing any matters the Servicer believes should be brought to the special attention of Bayview and the Master Servicer.

2.7  Foreclosure.

(a)  The Servicer shall use its best efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments or for other disposition of such Mortgage Loan. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage that is not covered by a hazard insurance policy or other insurance policy, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses and that such expenses will be recoverable to it through Liquidation Proceeds, Insurance Proceeds or otherwise.

(b)  Notwithstanding the foregoing provisions of this Section 2.7 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person that regularly conducts environmental audits in accordance with customary industry standards, that:

(1)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trustee to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trustee to take such actions with respect to the affected Mortgaged Property.

With respect to each Commercial Loan, the Servicer shall make the determination described above on the basis of a report prepared by a Person that regularly conducts environmental audits in accordance with customary industry standards, without regard to whether the Servicer has received notice or has actual knowledge of the presence of any toxic or hazardous substances on the related Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 2.7 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account as provided in Section 2.3(d).

If the Servicer determines, as described above, that it is in the best economic interest of the Trustee to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trustee. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account as provided herein.

With respect to any commercial property, without regard to whether the Servicer otherwise has notice or knowledge of the presence of any toxic or hazardous substance thereon, the Servicer shall use its reasonable best judgment, subject to the Servicing Standard, in determining whether to obtain an environmental audit report as described above prior to taking any action described in clauses (i) or (ii) of this paragraph (b).

(c)  Notwithstanding the foregoing provisions of this Section or any other provision of this Agreement, the Servicer shall not foreclose upon any Mortgaged Property securing a Mortgage Loan if in the reasonable judgment of the Servicer it would not be in the best economic interests of the Certificateholders to foreclose upon such Mortgaged Property. In such event, the Servicer will not be required to make any Delinquency Advances, Servicing Advances or any other advances in connection with the Mortgage Loan, and the Servicer will render a Final Recovery Determination in connection with the Mortgage Loan.

2.8  REO Property.

Except to the extent that the Applicable Requirements provide otherwise, the following provisions shall apply to the management and disposition of REO Property:

(a)  The deed or certificate of sale of any REO Property shall be taken in the name of the Servicer on behalf of the Trustee or its nominee or in the name of the Trustee or its nominee, whichever course of action is in the best interest of the Trustee in the reasonable judgment of the Servicer.

(b)  The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee (the “REO Account”), which shall be an Eligible Account. The Servicer shall be permitted to allow the Custodial Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c)  The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of the Trustee. In connection therewith, the Servicer shall deposit, or cause to be deposited, on a daily basis in the REO Account all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation: (i) all insurance premiums due and payable in respect of such REO Property; (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and (iii) all costs and expenses necessary to maintain such REO Property. To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer’s judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

(d)  Anything to the contrary herein notwithstanding, the Servicer shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless (a) a REMIC election has not been made under the Pooling and Servicing Agreement and (b) the Servicer determines that a longer period is necessary for the orderly liquidation of the REO Property. The Servicer shall use its best efforts to dispose of the REO Property as soon as possible. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Trustee as to the progress being made in selling such REO Property. The Servicer shall not Directly Operate any REO Property, but shall employ an Independent Contractor to operate REO Property.

Upon request by Bayview or the Trustee, with respect to any REO Property, the Servicer shall obtain broker price opinions from parties selected by the Servicer, and shall solicit, in a commercially reasonable manner, bids for the purchase of such REO Property.

(e)  In addition to the withdrawals permitted under Section 2.3(d), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself for unreimbursed Servicing Advances and Delinquency Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Collection Account the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant hereto.

(f)  On or before February 28 of each year, the Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code and a copy thereof shall be sent to the Master Servicer (upon its request), Bayview and the Trustee promptly after the filing thereof.

2.9  Books and Records.

(a)  Upon Bayview’s, the Master Servicer’s or the Trustee’s written request, the Servicer shall furnish a detailed statement of its financial condition, shall give Bayview, the Master Servicer or the Trustee or its authorized representative opportunity upon notice at any time during its normal business hours to examine the Servicer’s books and records and operating procedures, or shall cause a nationally recognized certified public accountant selected and employed by it to provide Bayview and the Master Servicer not later than ninety (90) days after the close of the Servicer’s fiscal year, with a certified statement of the Servicer’s financial condition as of the close of its fiscal year. The Servicer shall make its servicing personnel available during regular business hours to respond to reasonable inquiries from the Master Servicer or Bayview. Any additional requests for loan audit or confirmations to be performed by the Servicer’s audit firm on the Mortgage Loans shall be at the sole expense of the requesting party. The Servicer will keep records in accordance with industry standards pertaining to each Mortgage Loan, and such records shall be the property of the Trustee and upon termination of this Agreement shall be delivered to the Trustee at the Trustee’s expense.

(b)  The Servicer shall provide to Bayview and the Master Servicer, and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations), access to the documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

2.10  Advance of Monthly Payments.

(a)  The amount of Delinquency Advances to be made by the Servicer for any Servicer Remittance Date shall equal the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Payment on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Custodial Account for distribution on such Distribution Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Loan with a delinquent balloon payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan.

(b)  On or before noon (New York time) on the Servicer Remittance Date, the Servicer shall deposit in the Collection Account an amount equal to the aggregate amount of Delinquency Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Custodial Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Custodial Account that amounts held for future distribution have been used by the Servicer in discharge of any such Delinquency Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Delinquency Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Custodial Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Delinquency Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be remitted by the Servicer to the Master Servicer pursuant to this Agreement on such Servicer Remittance Date if such amounts held for future distributions had not been so used to make Delinquency Advances. The Master Servicer will provide notice to the Servicer in the event that the amount remitted by the Servicer to the Master Servicer on such date is less than the Delinquency Advances required to be made by the Servicer for the related Distribution Date.

(c)  The obligation of the Servicer to make such Delinquency Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

(d)  Notwithstanding anything herein to the contrary, no Delinquency Advance shall be required to be made hereunder by the Servicer if such Advance would, if made, constitute a Non-Recoverable Advance. The determination by the Servicer that it has made a Non-Recoverable Advance or that any proposed Delinquency Advance, if made, would constitute a Non-Recoverable Advance, shall be evidenced by an Officers’ Certificate of the Servicer delivered to the Master Servicer, Bayview and the Trustee.

2.11  Prepayment Interest Shortfalls.

On or before noon (New York time) on each Servicer Remittance Date, the Servicer shall deposit in the Collection Account, from its own funds, an amount equal to the aggregate amount of Prepayment Interest Shortfalls with respect to Prepayments in Full received during the related Due Period.

ARTICLE III
AGREEMENTS OF BAYVIEW

3.1  Documentation.

(a)  If applicable, at its sole cost and expense, Bayview shall provide the Servicer with:

(i)  Copies of any documents or records, which are necessary or appropriate for the Servicer to conduct the servicing of the Mortgage Loans;

(ii)  Sufficient data and documentation for each Mortgage Loan submitted hereunder to enable the Servicer to place and continue to service the Mortgage Loan on its computer system; and

(iii)  Prior to the release of good-bye letters, a complete and accurate listing of any Mortgage Loans where the mortgage payment is inclusive of an optional insurance premium. This list will also provide the name of the insurance company; type of premium coverage; premium amount; and the name and telephone number of the individual at Bayview’s firm or affiliation knowledgeable as to such coverage.

(b)  Bayview shall use its best efforts to cause the prior servicer of each Mortgage Loan to provide the Servicer with:

(i)  Documentation that a hazard insurance policy is in force for each Mortgage Loan delivered to the Servicer for servicing, together with copies of all change of Mortgage Loan notifications submitted to the applicable hazard insurance company;

(ii)  Tax service contracts from an issuer reasonably acceptable to the Servicer. In lieu thereof, Bayview may provide the Servicer with the requisite fee for the Servicer to acquire such contracts; and

(iii)  Flood contracts from an issuer reasonably acceptable to the Servicer. In lieu thereof, Bayview may provide the Servicer with the requisite fee for the Servicer to acquire such contracts.

ARTICLE IV
COMPENSATION; SOLICITATION

4.1  Servicing Fee.

As consideration for servicing the Mortgage Loans, the Servicer shall be paid on each Servicer Remittance Date a monthly service fee (the “Servicing Fee”) equal to the product of (x) the Servicing Fee Rate and (y) the Principal Balance of such Mortgage Loan immediately preceding the Servicer Remittance Date occurring in such month. The “Servicing Fee Rate” with respect to each Mortgage Loan serviced by the Servicer shall be the per annum rate set forth on the Mortgage Loan Schedule attached as Exhibit I hereto. The Servicer shall also be entitled to retain any Ancillary Income.

4.2  Non-Solicitation.

The Servicer shall not solicit or assist in the solicitation, directly or indirectly, for any purpose including without limitation refinance, subordinate financing on the related Mortgaged Property, home equity, insurance, or any other financial service or product with regard to any Mortgagor, provided, however, that promotions undertaken by the Servicer that are directed to the general public at large, including without limitation mass mailings based on commercially acquired mailing lists and newspaper, radio and television advertisements shall not constitute solicitation hereunder. The Servicer further agrees to use its best efforts to cause any Affiliate of the Servicer to refrain from taking any action that is prohibited under this Section 4.2 with respect to the Mortgage Loans.

ARTICLE V
TERM AND TERMINATION

5.1  Term and Notice.

The term of this Agreement shall extend to the Termination Date (as defined in Section 10.01 of the Pooling and Servicing Agreement).

At any time during the term hereof, Bayview may, without cause, by forty-five (45) days prior written notice to the Servicer, terminate this Agreement as to all but not less than all Mortgage Loans then being serviced. Bayview shall reimburse the Servicer and the Master Servicer for the reasonable costs and expenses associated with transfer of the servicing to a successor Servicer.

Appointment of a successor Servicer by Bayview shall be subject to the following conditions: (i) written confirmation from the Rating Agencies shall have been obtained that appointment of such successor servicer will not result in the reduction or withdrawal of any rating assigned to an outstanding Class of Certificates, (ii) the Master Servicer shall have consented to such appointment and all applicable provisions of the Pooling and Servicing Agreement shall have been complied with, (iii) such successor Servicer shall have entered into a servicing agreement substantially similar to this Agreement.

At any time during the term hereof, the Servicer may, without cause, by one hundred twenty (120) days prior written notice to Bayview, the Master Servicer and the Trustee, terminate this Agreement as to all but not less than all Mortgage Loans then being serviced; provided, however, the Servicer shall continue to service the Mortgage Loans notwithstanding the expiration of such one hundred twenty (120) day period until a successor servicer shall have been appointed in accordance with this Agreement and the Pooling and Servicing Agreement.

5.2  Termination.

In the event of a breach of the Servicer’s obligation to make the remittances required pursuant to Sections 2.5, 2.10 or 2.11, if such breach is not cured within three (3) Business Days after the date such remittance is due, the Master Servicer, on behalf of the Trustee may terminate this Agreement and require the immediate transfer of all Mortgage Loans, Mortgage Loan documents, and data. In the event of any other material breach of this Agreement by the Servicer, which breach is curable, the Servicer shall have thirty (30) days to cure such breach (other than a breach of the Servicer’s obligation under Sections 9.4, 9.5 and 10.2(b)(ii) which the Servicer shall cure within ten (10) calendar days, in accordance with Section 9.6(b)(ii) hereof) after written notification is given by Bayview, the Master Servicer or the Trustee, and if such breach is either not cured within the thirty (30) day period, or is a breach of such a type as to be incapable of being cured, the Master Servicer, on behalf of the Trustee, or Bayview may terminate this Agreement upon five (5) days notice, and require the immediate transfer of all Mortgage Loans, Mortgage Loan documents, and data. Bayview and the Master Servicer shall be entitled to be reimbursed by the Servicer for all costs of collection and all costs related to the transfer of said Mortgage Loans, Mortgage Loan documents and data.

As and if applicable, should the Servicer at any time during the term of this Agreement have its rights to service for FHA, FHLMC, FNMA, GNMA, HUD or VA, suspended or lose any other permits or licenses necessary to carry out its responsibilities under this Agreement, or if the Servicer becomes insolvent, files for bankruptcy, or is placed under conservatorship or receivership, then, and in any of these events, Bayview or the Master Servicer may immediately terminate this Agreement for cause, without any further liability to the Servicer. Bayview and the Master Servicer shall be entitled to be reimbursed by the Servicer for all costs of collection and all costs related to the transfer of said Mortgage Loans, Mortgage Loan documents and data.

In the event of a material breach of this Agreement by Bayview, which breach is curable, Bayview shall have thirty (30) days to cure such breach after written notification is given by the Master Servicer or the Trustee. If the breach is either not cured within the thirty (30) day period, or is a breach of such a type as to be incapable of being cured, the Master Servicer, on behalf of the Trustee, may terminate the rights and obligations of Bayview under Article II of this Agreement and under the Pooling and Servicing Agreement (other than Bayview’s indemnification rights pursuant to Section 2.3(g) upon five (5) days notice.

The rights of termination, as provided herein, are in addition to all other available rights and remedies, including the right to recover damages in respect of any breach. Notwithstanding the foregoing, neither party shall be liable to the other for any special, punitive or consequential damages.

5.3  [Reserved].

5.4  Reimbursement.

If terminated without cause pursuant to Section 5.1, upon termination of this Agreement, Bayview shall reimburse the Servicer for all costs reasonably incurred in connection with the return or transfer, as applicable, of any documents relating to the Mortgage Loans then serviced to Bayview, Bayview’s designee, or the Trustee or the Trustee’s designee. In addition, in connection with any termination or transfer, upon the servicing transfer date, the Servicer shall be entitled to reimbursement by Bayview for all Advances made in accordance with the terms of this Agreement. In the event that the Servicer does not receive reimbursement for all Advances upon the servicing transfer date, then the Servicer shall be entitled to reimbursement for all Advances in accordance with the terms of this Agreement as recoveries are made in respect of the related Mortgage Loan or, upon the determination by the successor Servicer that Advances in respect of such Mortgage Loan are non-recoverable, from general funds on deposit in the Custodial Account.

5.5  Accounting.

Upon termination of this Agreement, the Servicer will account for and turn over to Bayview, Bayview’s designee, the Master Servicer, the Master Servicer’s designee, or the Trustee or the Trustee’s designee, as applicable, all funds collected hereunder, less the compensation then due the Servicer, and deliver to Bayview, Bayview’s designee, the Master Servicer, the Master Servicer’s designee, the Trustee or the Trustee’s designee, as applicable, all records and documents relating to each Mortgage Loan then serviced and will advise the Mortgagors that their mortgages will henceforth be serviced by Bayview, Bayview’s designee, the Master Servicer, the Master Servicer’s designee, the Trustee or the Trustee’s designee.

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS OF BAYVIEW

6.1  Assistance.

Bayview warrants and represents to, and covenants and agrees with the Servicer that, to the extent necessary, Bayview shall cooperate with and assist the Servicer as reasonably requested by the Servicer, in carrying out the Servicer’s covenants, agreements, duties and responsibilities under this Agreement.

6.2  Notice of Breach.

Bayview shall immediately notify the Servicer of any failure or anticipated failure on its part to observe and perform any warranty, representation, covenant or agreement required to be observed or performed by it as a servicer.

6.3  Prior Servicing.

Bayview has caused the Mortgage Loans to be serviced in accordance with the Servicing Standard during the period Bayview owned the Mortgage Loans prior to the assumption of the servicing of the Mortgage Loans by the Servicer pursuant to this Agreement.

6.4  Authority.

Bayview is a duly organized and validly existing limited partnership in good standing under the laws of its state of organization and has all requisite power and authority to enter into this Agreement and the persons executing this Agreement on behalf of Bayview are duly authorized to do so.

ARTICLE VII
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SERVICER

Subject to the provisions of Article VIII hereinbelow, the Servicer warrants and represents to, and covenants and agrees with, Bayview as follows:

7.1  Notice of Breach.

The Servicer shall immediately notify Bayview of any failure or anticipated failure on its part to observe and perform any warranty, representation, covenant or agreement required to be observed and performed by it as a Servicer.

7.2  Agency Approvals.

Servicer is an approved servicer for FHA, FHLMC, FNMA, GNMA, HUD and VA, is an FHA Approved Mortgagee and is qualified to own and hold VA Mortgage Loans, and shall maintain such approvals throughout the term of this Agreement.

7.3  Authority.

The Servicer is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to enter into this Agreement and the persons executing this Agreement on behalf of the Servicer are duly authorized so to do; and this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

ARTICLE VIII
INDEPENDENCE OF PARTIES; INDEMNIFICATION; SURVIVAL

8.1  Independence of Parties.

The following terms shall govern the relationship between Bayview and the Servicer:

(a)  The Servicer shall have the status of, and act as, an independent contractor. Nothing herein contained shall be construed to create a partnership or joint venture between Bayview, the Master Servicer and the Servicer.

(b)  Anything herein contained in this Article VIII or elsewhere in this Agreement to the contrary notwithstanding, the representations and warranties of the Servicer contained in this Agreement shall not be construed as a warranty or guarantee by the Servicer as to future payments by any Mortgagor.

(c)  Anything herein contained in this Article VIII or elsewhere in this Agreement to the contrary notwithstanding, the Servicer shall not be responsible for performance or compliance under any loan repurchase agreements, indemnifications, representations or warranties of an origination nature made by Bayview or any other party to the Trustee.

8.2  Indemnification.

(a)  In addition to the Servicer’s indemnification obligations under Section 9.6 of this Agreement, the Servicer agrees to indemnify, defend, and hold harmless, Bayview, the Master Servicer and the Trustee, their respective officers, employees, agents and directors, and the Trust from any liability, claim, loss, demand, action, damage, assessment, deficiency, tax, cost and expense, including reasonable attorneys’ fees, directly or indirectly resulting from or arising out of the Servicer’s failure to observe or perform any or all of the Servicer’s covenants, agreements, warranties or representations contained in this Agreement.

(b)  The Servicer indemnifies, agrees to defend, and holds harmless Bayview and its respective officers, employees, agents and directors from any liability, claim, loss, demand, action, damage, assessment, deficiency, tax, cost and expense, including reasonable attorney’s fees, directly or indirectly resulting from or arising out of any material misstatement contained in the information regarding the Servicer included in the Prospectus or any omission therefrom that renders the statements contained therein misleading.

The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, or if the Servicer deems it necessary to defend any such action, the Servicer shall be entitled to reimbursement from the Custodial Account for the reasonable legal expenses and costs of such action.

In addition, the Servicer, the Trustee and Bayview and their respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any claim, demand, action or legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the Trust, including, without limitation, servicing of the Mortgage Loans, the REO Property and the costs and expenses (including reasonable attorney’s fees) of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder.

8.3  Indemnification by Bayview.

Bayview indemnifies, agrees to defend, and holds harmless the Servicer and the Trustee from any liability, claim, loss, demand, action, damage, assessment, deficiencies, taxes, costs and expenses, including reasonable attorneys’ fees, directly or indirectly resulting from or arising out of Bayview’s failure to observe or perform any or all of Bayview’s covenants, agreements, warranties or representations contained in this Agreement.

8.4  Procedure for Indemnification.

Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, demand, action or proceeding in respect of which indemnity may be sought pursuant to the terms of this Agreement, the party seeking indemnification (the “Indemnitee”) will use its best efforts to notify the other party (the “Indemnitor”) in writing thereof in sufficient time for the Indemnitor to respond to such claim or answer or otherwise plead in such action. Except to the extent that the Indemnitor is prejudiced thereby, the omission of the Indemnitee to promptly notify the Indemnitor of any such claim or action shall not relieve the Indemnitor from any liability which it may have to the Indemnitee in connection therewith. If any claim, demand or assessment shall be asserted or suit, action or proceeding commenced against the Indemnitee, the Indemnitor will be entitled to participate therein, and to the extent it may wish to assume the defense, conduct or settlement thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Indemnitor to the Indemnitee of its election to assume the defense, conduct, or settlement thereof, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses consequently incurred by the Indemnitee in connection with the defense, conduct or settlement thereof. The Indemnitee will cooperate with the Indemnitor in connection with any such claim and make its personnel, books and records relevant to the claim available to the Indemnitor. In the event the Indemnitor does not wish to assume the defense, conduct or settlement of any claim, demand or assessment, the Indemnitee will not settle such claim, demand or assessment without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

8.5  Survival.

The indemnifications, representations and warranties set forth herein shall survive the termination or assignment of this Agreement and the resignation or termination of the Servicer.

ARTICLE IX
COMPLIANCE WITH REGULATION AB

9.1  Intent of the Parties; Reasonableness.

The Owner and the Servicer acknowledge and agree that the purpose of Article IX of this Agreement is to facilitate compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Servicer acknowledges that investors in privately offered securities may require that the Owner or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Owner nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Owner, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Servicer shall cooperate fully with the Owner and the Master Servicer to deliver to the Owner (including any of its assignees or designees), any master servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Owner, any Master Servicer or any Depositor to permit the Owner, any Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Owner or any Depositor to be necessary in order to effect such compliance.

The Owner (including any of its assignees or designees) shall cooperate with the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Owner’s reasonable judgment, to comply with Regulation AB.

9.2  Additional Representations and Warranties of the Servicer.

(a)  The Servicer shall be deemed to represent to the Owner and to any Depositor, as of the date on which information is first provided to the Owner or any Depositor under Section 9.3 that, except as disclosed in writing to the Owner or such Depositor prior to such date: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer or any Subservicer; and (vii) there are no affiliations, relationships or transactions relating to the Servicer, any Subservicer or any Mortgage Loan originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)  If so requested by the Owner or any Depositor on any date following the date on which information is first provided to the Owner or any Depositor under Section 9.3, the Servicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

9.3  Information to be Provided by the Servicer.

(a)  If so requested by the Owner or any Depositor, the Servicer shall provide such information regarding the Servicer, as servicer of the Mortgage Loans, and each Subservicer (each of the Servicer and each Subservicer, for purposes of this Section 9.3(a), a “Servicing Entity”), as is requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

(i) the Servicing Entity’s form of organization;

(ii) a description of how long the Servicing Entity has been servicing mortgage loans; a general discussion of the Servicing Entity’s experience in servicing assets of any type as well as a more detailed discussion of the Servicing Entity’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicing Entity’s portfolio of mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicing Entity that may be material, in the good faith judgment of the Owner or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(A) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicing Entity have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(B) the extent of outsourcing the Servicing Entity utilizes;

(C) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of mortgage loans involving the Servicing Entity as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(D) whether the Servicing Entity has been terminated as servicer in a mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(E) such other information as the Owner or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(iii) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicing Entity’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(iv) information regarding the Servicing Entity’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicing Entity could have a material adverse effect on the performance by the Servicing Entity of its servicing obligations under this Agreement or any Reconstitution Agreement;

(v) information regarding advances made by the Servicing Entity on the Mortgage Loans and the Servicing Entity’s overall servicing portfolio of mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicing Entity to the effect that the Servicing Entity has made all advances required to be made on mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(vi) a description of the Servicing Entity’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(vii) a description of the Servicing Entity’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(viii) information as to how the Servicing Entity defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(b)  If so requested by the Owner or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) notify the Owner and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Servicer or any Subservicer, and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Servicer or any Subservicer and any of the parties: the sponsor, the depositor, the issuing entity, any servicer, any trustee, any originator, any significant obligor, any enhancement or support provider or any other material transaction party (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships.

(c)  As a condition to the succession to the Servicer or any Subservicer as servicer or Subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Owner and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, all information reasonably requested by the Owner or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(d)  In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Owner or any Depositor, the Servicer shall provide such information regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the servicer under this Agreement, commencing with the first such report due not less than ten Business Days following such request.

9.4  Servicer Compliance Statement.

On or before March 1 of each calendar year, commencing in 2007, the Servicer shall deliver to the Owner, any Master Servicer and any Depositor a statement of compliance addressed to the Owner and such Depositor and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

9.5  Report on Assessment of Compliance and Attestation.

(a)  On or before March 1 of each calendar year, commencing in 2007, the Servicer shall:

(i) deliver to the Owner, any Master Servicer and any Depositor a report (in form and substance reasonably satisfactory to the Owner, such Master Servicer and such Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Owner, such Master Servicer and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit VII hereto delivered to the Owner concurrently with the execution of this Agreement;

(ii) deliver to the Owner, any Master Servicer and any Depositor a report of a registered public accounting firm reasonably acceptable to the Owner, such Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii) cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 10.2(b)(ii) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Owner and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section; and

(iv) deliver to the Owner, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit VI.

The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(b)  Each assessment of compliance provided by a Subservicer pursuant to Section 9.5(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit VII hereto delivered to the Owner concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 9.5(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 10.2.

9.6  Indemnification; Remedies.

(a)  The Servicer shall indemnify the Owner, each affiliate of the Owner, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker-dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided under this Article IX by or on behalf of the Servicer, or provided under this Article IX or Section 10.2 by or on behalf of any Subservicer or Subcontractor (collectively, the “Servicer Information”), or (B) the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information; or

(ii) any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article IX or Section 10.2, including any failure by the Servicer to identify pursuant to Section 10.2(b)(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii) any breach by the Servicer of a representation or warranty set forth in Section 9.2(a) or in a writing furnished pursuant to Section 9.2(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Section 9.2(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

(b) (i) Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article IX or Section 10.2, or any breach by the Servicer of a representation or warranty set forth in Section 9.2(a) or in a writing furnished pursuant to Section 9.2(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Section 9.2(b) to the extent made as of a date subsequent to such closing date, shall, except as provided shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

(ii) Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 9.4 or 9.5, including any failure by the Servicer to identify pursuant to Section 10.2(b)(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

Neither the Owner nor any Depositor shall be entitled to terminate the rights and obligations of the Servicer pursuant to this subparagraph (b)(ii) if a failure of the Servicer to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii) The Servicer shall promptly reimburse the Owner (or any designee of the Owner, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

ARTICLE X
MISCELLANEOUS

10.1  Changes in Practices.

The parties hereto acknowledge that the standard practices and procedures of the mortgage servicing industry change or may change over a period of time. To accommodate these changes, the Servicer may from time to time notify Bayview of such material changes in practices and procedures.

10.2  Assignment of Servicing; Use of Subservicers and Subcontractors.

(a)  This Agreement may not be assigned by the Servicer without the prior written consent of Bayview and the Trustee; provided, however, that this Agreement shall be assumed by (i) any entity into which the Servicer may be merged or consolidated, or any entity succeeding to the business of the Servicer, or (ii) any affiliate of the Servicer, subject in each case only to the requirement that such successor entity shall satisfy all the requirements of this Agreement and the Pooling and Servicing Agreement.

(b)  The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of subsection (i) below. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of subsection (ii) below.

(i)  It shall not be necessary for the Servicer to seek the consent of the Owner or any Depositor to the utilization of any Subservicer. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section and with Sections 9.2, 9.3(a) and (c), 9.4, 9.5 and 9.6 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 9.3(b) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Owner, any Master Servicer and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 9.4, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 9.5 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 9.5 as and when required to be delivered.

(ii)  It shall not be necessary for the Servicer to seek the consent of the Owner or any Depositor to the utilization of any Subcontractor. The Servicer shall promptly upon request provide to the Owner and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Owner and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (B) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Sections 9.5 and 9.6 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Owner, any Master Servicer and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 9.5, in each case as and when required to be delivered.

(c)  Notwithstanding any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to Bayview, the Master Servicer, the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has actually received such payments and, unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

(d)  In the event the Servicer shall for any reason no longer be the Servicer, the successor Servicer, on behalf of Bayview, the Master Servicer and the Trustee, shall thereupon assume all of the rights and obligations of the Servicer under each subservicing agreement that the Servicer may have entered into, unless the successor Servicer elects to terminate any subservicing agreement in accordance with its terms. The successor Servicer shall be deemed to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to each subservicing agreement to the same extent as if the subservicing agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreements to the extent incurred prior to the replacement of the predecessor Servicer. The Servicer at its expense and without right of reimbursement therefor, shall, upon request of the successor Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreements to the assuming party.

(e)  As part of its servicing activities hereunder, the Subservicer, for the benefit of Bayview, the Master Servicer, the Trustee and the Certificateholders, shall enforce the obligations of each Subservicer under the related subservicing agreement. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

(f)  Any subservicing agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone and none of the Master Servicer, the Trustee or the Certificateholders shall be deemed parties thereto or shall have any claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 10.2(d) above.

10.3  Rights of Master Servicer and Trustee.

The Master Servicer and the Trustee are intended third party beneficiaries of this Agreement and shall have the right to enforce the obligations of the parties hereto, including the right to enforce the obligations of the Servicer hereunder to the extent provided in the Pooling and Servicing Agreement.

10.4  Prior Agreements.

If any provision of this Agreement is inconsistent with any prior Agreements between the parties, oral or written, the terms of this Agreement shall prevail, and after the effective date of this Agreement, the relationship and agreements between Bayview and the Servicer shall be governed in accordance with the terms of this Agreement.

10.5  Entire Agreement.

This Agreement contains the entire agreement between the parties hereto and cannot be modified in any respect except by an amendment in writing signed by both parties.

10.6  Invalidity.

The invalidity of any portion of this Agreement shall in no way affect the remaining portions hereof.

10.7  Effect.

Except as otherwise stated herein, this Agreement shall remain in effect until all of the Mortgage Loans referred to herein, including the underlying security, are liquidated completely, unless sooner terminated pursuant to the terms hereof.

10.8  Applicable Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

10.9  Notices.

All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given within three (3) Business Days of the delivery or mailing thereof, as the case may be, sent by certified mail, return receipt requested, or by nationally recognized overnight carrier, to the attention of the person named at the address set forth on the signature page hereof.

10.10  Waivers.

Either Bayview or the Servicer may, upon written consent of both parties, by written notice to the other (and with the prior written consent of the Master Servicer):

(a)  Waive compliance with any of the terms, conditions or covenants required to be complied with by the other hereunder; and

(b)  Waive or modify performance of any of the obligations of the other hereunder.

The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

10.11  Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

10.12  Headings.

Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each party has caused this instrument to be signed in its corporate name on its behalf by its proper officials duly authorized as of the day, month and year first above written.

Servicer:

BAYVIEW LOAN SERVICING, LLC

By:	/s/ Richard O’Brien
Name: Richard O’Brien
Title: Senior Vice President
Address: 4425 Ponce de Leon Blvd., 4th Floor
Coral Gables, Florida 33146 Tax Identification No.: 65-0925973

Owner:

BAYVIEW FINANCIAL, L.P.

By: BAYVIEW FINANCIAL MANAGEMENT
CORP., its General Partner

By:	/s/ Jason Somerville
Name: Jason Somerville
Title: First Vice President
Address: 4425 Ponce de Leon Blvd., 4th Floor
Coral Gables, Florida 33146 Tax Identification No.: 65-0802021

EXHIBIT I

LOANS TO BE SERVICED

Exhibit II

INVESTOR REPORT

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20

LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10

SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10

BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30

SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11

NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6

NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6

SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6

SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6

ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6

ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11

ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11

BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10

SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10

CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10

CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10

Exhibit II

Column Name	Description	Decimal	Format Comment	Max Size
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10

ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2

INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11

LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11

SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11

SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11

SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle — only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11

SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer — only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11

ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle — only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11

ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer — only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11

PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10

MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30

DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

Exhibit II

FORM OF DEFAULT REPORT

Exhibit : Standard File Layout - Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR

LOAN_NBR	A unique identifier assigned to each loan by the originator.

CLIENT_NBR	Servicer Client Number

SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.

BORROWER_FIRST_NAME	First Name of the Borrower.

BORROWER_LAST_NAME	Last name of the borrower.

PROP_ADDRESS	Street Name and Number of Property

PROP_STATE	The state where the property located.

PROP_ZIP	Zip code where the property is located.

BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY

LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)

BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY

BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.

BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.

POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY

BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY

LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY

LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;

LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY

LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY

FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY

ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY

FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY

FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY

FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY

FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)

EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY

EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY

Exhibit II

Column/Header Name	Description	Decimal	Format Comment
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)

LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY

OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)

OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY

REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY

REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY

OCCUPANT_CODE	Classification of how the property is occupied.

PROP_CONDITION_CODE	A code that indicates the condition of the property.

PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY

APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY

CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2

REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2

If applicable:

DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan

DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.

MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY

MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)

MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY

MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)

POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY

POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)

POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY

POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)

FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY

FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)

FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY

FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)

FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY

FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)

FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY

FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)

Exhibit II-4

Column/Header Name	Description	Decimal	Format Comment
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY

VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY

VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-Approved Assumption

•	BAP-Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exhibit II-4

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit II-4

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exhibit II-4

FORM OF REALIZED LOSS REPORT

Exhibit : Calculation of Realized Loss/Gain Form 332- Instruction Sheet

NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history

(to calculate advances from last positive escrow balance forward)

* Other expenses -  copies of corporate advance history showing all payments

* REO repairs > $1500 require explanation

* REO repairs >$3000 require evidence of at least 2 bids.

* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

Exhibit II-4

* Unusual or extraordinary items may require further documentation.

13.  The total of lines 1 through 12.

(a)  Credits:

14-21. Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

Letter of Proceeds Breakdown.

* Copy of EOB for any MI or gov't guarantee

* All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit II-4

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by: __________________	Date: _______________

Phone: ______________________	Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________

Property Address: _________________________________________________________

Liquidation Type: REO Sale	3rd Party Sale	Short Sale	Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown             Yes         No

If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:
(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ ______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes (see page 2)	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	________________	(12)
	Cash for Keys__________________________	________________	(12)
	HOA/Condo Fees_______________________	________________	(12)
	______________________________________	________________	(12)

	Total Expenses	$ _______________	(13)
Credits:
(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance HUD Part A	________________	(18a)
	HUD Part B	________________	(18b)
(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
	_________________________________________	________________	(21)

	Total Credits	$________________	(22)
Total Realized Loss (or Amount of Gain)		$________________	(23)

Exhibit II-4

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

Exhibit II-4

EXHIBIT III

COMMERCIAL LOANS

Exhibit III

EXHIBIT IV

BAYVIEW SERVICING GUIDELINES

Overview: the Servicer and Bayview agree to work jointly in the servicing of certain non-performing assets. With the exception of FHA and VA mortgages which will be serviced completely by the Servicer, all other loans will be identified as either performing or non-performing acquisitions and will be serviced in accordance with the terms of the Servicing Agreement (the “Agreement”) and the Bayview Servicing Guidelines (the “Guide”). In the event of a conflict between the terms of the Agreement and the Guide, the terms of the Guide shall prevail.

Performing Loans: With respect to Performing Loans the Servicer shall:

(a) Send late/reminder notice five (5) days after the due date;

(b) Add five (5) day late loans to the collectors calling queues;

(c) Continue calling on all loans with “non-productive” contacts until contact is made;

(d) Have a “live” collection call with no recordings;

(e) Have a designated manager to oversee the collection staff and verify that the loans are being collected properly. The manager will review reports and determine if certain call campaigns are needed to resolve abnormally high delinquency rates. Bayview will provide the manager with direction if there are certain loans or groups of loans that need special attention; and

(f) Demand Loans on the 60th day of delinquency.

Once a loan acquired as a “performing acquisition” has been demanded, the Servicer shall contact Bayview to obtain approval to proceed with foreclosure; provided, the loan has not reinstated prior to the expiration of the demand period. Upon referral to foreclosure, the procedures outlined for non-performing loans should be followed.

Non-performing Loans and Servicing Transfers

(a) Exhibit “A” details the responsibilities of each party with respect to servicing loans acquired as non-performing and the “performing acquisition” loans in foreclosure;

(b) Exhibit “B” provides the guidelines regarding advances for non-performing loans;

(c) Exhibit “C” provides the foreclosure timeline standards by state. Foreclosure fees should not exceed the Agency fee schedule for each state (i.e., the timeline for California is the Fannie Mae standard, therefore foreclosure fees for California should not exceed Fannie Mae’s); and

(d) Exhibit “D” contains the servicing transfer guidelines for all loans.

Exhibit IV

EXHIBIT “A”

NON-PERFORMING LOAN SERVICING

Owner	Servicer

When the transaction closes, transmits a data field to the Servicer with the due diligence results.	Receives and loads preliminary data into servicing system. Loans are identified as Bayview non-performing loans.

Coordinates with seller/servicer regarding transfer (i.e.: goodbye letter, timing, etc).
Receives data from prior servicer on the transfer date. the Servicer also:

1. Loads Level 1 fields from data transfer (UPB, interest rate, paid to date, etc.); and

2. Audits Level 2 fields for any changes.

Approves all holds on referrals to foreclose.	Sets up and releases loans on the system.

Sends out a welcome letter and/or a demand letter if the loan is greater than thirty (30) days delinquent and not in foreclosure or bankruptcy.

Continues collection efforts up to referral of foreclosure.

Loan referred to Foreclosure	Loan referred to Foreclosure

The Asset Manager initiates the calling program.	Requests collateral via Bayview’s collateral management within ten (10) days from the mailing of the demand letter.

The collateral manager coordinates with the lender, Custodian and the Servicer for documents.	Assigns a foreclosure attorney.

The Asset Manager orders an alternative letter to be mailed.	Receives and prepares collateral and foreclosure package or ships collateral directly to attorney.

ONCE A LOAN IS IN FORECLOSURE STATUS BAYVIEW’S FORECLOSURE START LETTER IS MAILED.

Borrower is in Bankruptcy	Borrower is in Bankruptcy

Exhibit IV A-1

Owner	Servicer
The Asset Manager monitors bankruptcy progress and/or action, notifies the Servicer if action is deemed required, and does the following:	Assigns current attorney to the case if the borrower is in bankruptcy at acquisition, and prior foreclosure action was initiated.

1. Responds to bankruptcy processor if workout requested.

2. Handles communication with borrower’s attorney during workout negotiations.

3. Notifies the Servicer’s bankruptcy processor as to outcome of workout.

4. Orders updated market value through the Servicer’s contact, if appropriate.
Servicer’s bankruptcy processor handles the file in regards to the standard policies and notifies Bayview’s Asset Manager if a workout is requested.

Notifies Bayview’s Asset Manager when the loan becomes current or the bankruptcy is terminated. If the loan is not in foreclosure Bayview’s demand letter should be mailed. If the loan is in foreclosure, the foreclosure action is continued and the bankruptcy processor notifies the foreclosure processor.

Servicer completes monthly property inspections.

Foreclosure process	Foreclosure process

Bayview’s Asset Manager continues the calling program.	The Foreclosure processor works the file to ensure that Bayview’s timeline and cost standards are achieved.

The Asset Manager sends correspondence to borrowers on a minimum thirty (30) day basis.	The Foreclosure processor notifies Bayview’s Asset Manager on any and all-potential problems resulting in delays and/or holds.

The Asset Manager prepares and submits foreclosure bid within three (3) days. The foreclosure bid is subject to change up to the actual bid date.	Requests the foreclosure bid 30 days prior to sale date.

The Asset Manager is responsible for notifying the Servicer if the foreclosure hold is required due to a pending workout, bankruptcy filing, or litigation.	Requests approval from Bayview’s Asset Manager for all tax advances.

The Asset Manager deals directly with the foreclosure attorney on workouts, directs the preparation of documents, reviews documents, and approves and instructs on execution of documents. During this process, the Asset Manager coordinates with the Servicer’s foreclosure processor on status of account.
Servicer completes monthly property inspections.

Exhibit IV A-2

Owner	Servicer
The Asset Manager prepares workout documents such as forbearance plans, discount/total debt payoff letters, loan sale letter, etc., and forwards them to borrower. Upon completion Bayview forwards to them the Servicer’s contact and makes a comment on the servicing system.
The Foreclosure processor follows-up to ensure receipt of money.

The Asset Manager monitors the receipt of money from all resolutions.

The Asset Manager approves and/or denies the tax payment.

The Asset Manager orders updated market value, as appropriate.

The Asset Manager notifies the Servicer’s contact for property preservation action, etc.

Foreclosure Hold	Foreclosure Hold
The Asset Manager and attorney work with foreclosure attorney to resolve the issue. The Asset Manager notifies the Servicer’s foreclosure processor when the issue is resolved.	The Foreclosure processor awaits notice from Bayview that the action is complete.

REO	REO

Bayview monitors the eviction, assigns a broker, orders repair bids, handles all aspects of REO liquidation, requests advances for repairs, notifies the Servicer of the pending sale, and ensures that all funds are received and that the settlement is processed at the Servicer’s.

Servicer’s Eviction specialist handles eviction until complete, notifies Bayview’s Asset Manager upon eviction, processes advances for repairs, keeps the asset on the system until settlement, and pays taxes upon approval by Bayview’s Asset Manager.

Exhibit IV A-3

EXHIBIT “B”

ADVANCES ON NON-PERFORMING ASSETS

Bayview shall approve:

FOR LOANS IN FORECLOSURE

Payment of real estate tax advances.
Fees for litigated/contested foreclosures.
Property preservation expenses greater than $500.00.
Payment of co-op maintenance/association fees.
Payment of IRS or other liens.

FOR LOANS IN BANKRUPTCY

Fees for litigated/contested files and other non-standard bankruptcy costs.
Payment of back taxes prior to the bankruptcy filing.
Payment of co-op maintenance/association fees.
Property preservation expenses greater than $500.00.
Payment of IRS or other liens.

FOR REO PROPERTIES

Litigation fees for evictions or other non-standard attorney fees.
All repairs to the property.
Cash for keys.
Payment of real estate tax advances.
Payment of condo minimum and co-op maintenance/association fees.
Payment of hazard, flood and primary mortgage insurance premiums.
Payment of advances to pay off other liens.

FOR ALL SECOND LIENS

Payment of all other advances.
***BAYVIEW MUST approve all second liens that are scheduled for foreclosure prior to the files being sent to a foreclosure attorney.
Second liens in bankruptcy and foreclosure.

Exhibit IV B-1

EXHIBIT “C”

STATE FORECLOSURE STANDARDS

State	Foreclosure Timeframe (in Days)	Agency Standard
AL	57	FREDDIE
AK	120	FANNIE
AR	75	FREDDIE
AZ	120	FANNIE
CA	120	FANNIE
CO	125	FREDDIE
CT	151	FREDDIE
DC	98	FREDDIE
DE	210	FANNIE
FL	192	FREDDIE
GA	62	FREDDIE
HI	167	FREDDIE
ID	146	FREDDIE
IL	300	FREDDIE
IN	187	FREDDIE
IA	210	FANNIE
KS	120	FANNIE
KY	138	FREDDIE
LA	180	FANNIE
MA	150	FANNIE
MD	101	FREDDIE
ME	300	FANNIE
MI	70	FREDDIE
MN	89	FREDDIE
MO	55	FREDDIE
MS	79	FREDDIE
MT	142	FREDDIE
NC	108	FREDDIE
ND	120	FANNIE
NE	120	FANNIE
NH	70	FREDDIE
NJ	290	FANNIE
NM	150	FANNIE
NV	120	FANNIE
NY	290	FANNIE
OH	227	FREDDIE
OK	150	FANNIE
OR	150	FANNIE

Exhibit IV C - 1

State	Foreclosure Timeframe (in Days)	Agency Standard
PA	270	FANNIE
PR	360	FANNIE
RI	90	FANNIE
SC	180	FANNIE
SD	120	FANNIE
TN	67	FREDDIE
TX	58	FREDDIE
UT	138	FREDDIE
VA	82	FREDDIE
VT	233	FREDDIE
WA	150	FANNIE
WI	305	FANNIE
WV	100	FREDDIE
WY	90	FANNIE

Exhibit IV C - 2

EXHIBIT “D”

SERVICING TRANSFER REQUIREMENTS

Bayview Servicing Transfer Coordinators monitor the transfer process through loan set-up. They act in the capacity of liaison between the prior servicer and the Servicer to ensure loans transfer timely and are set-up accurately.

Servicer shall:

1.  Work with Bayview Servicing Transfer Coordinators to actively pursue any and all documents, reports, notices, account balances, correspondence, servicing files and records, or any other files and data held by prior servicers that are necessary to properly set-up and service the accounts.

2.  Ensure that loans are set-up and ready for servicing on the Servicer’s servicing system within three days of the transfer date.

3.  Track corporate and escrow advances made by prior servicers which are not paid by the Servicer at the transfer date. No payments may be made to prior services for escrow advances without the prior written approval of Bayview.

4.  Provide the Mortgagors with payment information and coupons within five days of the transfer date.

5.  Place welcome calls to new Mortgagors within three days of the transfer date.

6.  Provide Bayview Financial with the following reports:

(a) Trial Balance Report the day following loan set-up to include: Bayview Acct. No., the Servicer Acct. No., Borrower Name, Seller Name, UPB, Due Date, P&I payment, Interest Rate, as well as, escrow balances.

(b) Exception Report the day following loan set-up identifying set-up errors, amortization errors, missing information, etc.

(c) Welcome Call Report every Monday to include BV Acct. No., the Servicer Acct. No., Borrower Name, Seller Name, transfer date, set-up date, contacts made, contacts attempted, payments sent to prior servicers, address changes, and other servicing related issues.

(d) Unidentified Payment Listing every Monday to include name, address and dollar amount on payment item, date received, remittance type (money order, cashiers check or personal check)

(e) Suspense Report every Monday to include BV Acct. No., the Servicer Acct. No., Borrower Name, Dollar Amount of Suspense Item, and possible reason.

Exhibit IV D - 1

EXHIBIT V

POOLING AND SERVICING AGREEMENT

Exhibit V

EXHIBIT VI

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF SERVICER], certify to [the Owner], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2) Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

(3) Based on my knowledge, all of the Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4) I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement; and

(5) The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _________________________
By:
Name: Title:

Exhibit VI  - 1

EXHIBIT VII

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Servicer] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X

Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Exhibit VII  - 1

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

Exhibit VII  - 2

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF SERVICER] [NAME OF SUBSERVICER] Date: _________________________

By:
Name: Title:

Exhibit VII  - 3